Exhibit 10.4
AMENDMENT ONE
CONAGRA FOODS, INC.
DIRECTORS’ DEFERRED COMPENSATION PLAN
(September, 2009 Restatement)
     This Amendment One to the ConAgra Foods, Inc. Directors’ Deferred Compensation Plan (the “Plan”) is adopted by ConAgra Foods, Inc. (the “Company”) and is effective on the date this Amendment is adopted by the subcommittee of the Human Resources Committee (the “Committee”) of the Board of Directors (the “Adoption Date”), pursuant to the authority (a) delegated to the Committee by the Board of Directors of the Company in resolutions adopted November 30, 2010 and (b) delegated to the subcommittee by the Committee in resolutions adopted November 29, 2010.
RECITALS
     1. The Company desires to amend the Plan to clarify a phrase in the Plan.
AMENDMENT
1. The phrase, “ceases to be a director” in Sections 3.6 and 3.11 is replaced with “separates from service”.
     This Amendment One is adopted by the subcommittee of the Human Resources Committee of the Board of Directors at its December 10, 2010 meeting.

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